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                                                                   Exhibit 10.15



                              TAX MATTERS AGREEMENT

                                 BY AND BETWEEN

                                  GENCORP INC.

                                       AND

                              OMNOVA SOLUTIONS INC.




















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                              TAX MATTERS AGREEMENT
                                 BY AND BETWEEN
                                  GENCORP INC.
                                       AND
                              OMNOVA SOLUTIONS INC.


                                TABLE OF CONTENTS



                                                                  PAGE
RECITALS       .....................................................1
ARTICLE I      DEFINITIONS..........................................2
ARTICLE II     ALLOCATION OF TAX LIABILITIES........................6
    2.01       Liability for United States Federal Taxes............6
    2.02       Liability for State Taxes............................6
    2.03       Liability for Foreign Taxes..........................7
    2.04       Spin-off Taxes.......................................7
    2.05       Method of Allocating Taxes for Straddle Periods......7
    2.06       Tax Accounting Practices.............................8
ARTICLE III    PREPARATION AND FILING OF TAX RETURNS................8
    3.01       General..............................................8
    3.02       Consolidated, Combined and Joint Returns.............8
    3.05       Right to Review Returns..............................9
ARTICLE IV     TAX REFUNDS AND CARRYOVERS..........................10
    4.01       Refunds..............................................0
    4.02       Carrybacks or Claims for Refund......................0
    4.03       Carryovers from Pre-Distribution Periods to
               Post-Distribution Periods............................1
    4.04       State Tax Credits....................................1
ARTICLE V      TAX PAYMENTS........................................11
    5.01       Payment of Consolidated United States Federal Taxes
               for Pre-Distribution Periods.........................1
    5.02       Payment of State and Foreign Taxes for Which
               GenCorp has Filing Responsibility....................1
    5.03       Indemnification Payments.............................1
    5.04       Tax Treatment of Tax and Indemnification Payments....2
ARTICLE VI     TAX AUDITS AND APPEALS..............................
    6.01       Notice...............................................2
    6.02       Control of Audits and Appeals........................2
    6.03       Consent to Settlements...............................3
    6.04       Information..........................................4
    6.05       Expenses.............................................4
    6.06       Adverse Effect Issues................................4



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ARTICLE VII    SPECIAL RULES PERTAINING TO GENCORP SERVICES, INC....16
    7.01       Liability for State Taxes............................16
    7.02       GSI Tax Returns......................................16
ARTICLE VIII   MISCELLANEOUS MATTERS................................16
    8.01       Amendment and Waiver.................................16
    8.02       Tax Allocation Agreements, Etc.......................16
    8.03       Entire Agreement; Inconsistent Provisions............17
    8.04       Affiliate Obligations................................17
    8.05       Further Action.......................................17
    8.06       Time for Notice......................................17
    8.07       Notices..............................................17
    8.08       Remedies.............................................17
    8.09       Successors and Assigns...............................18
    8.10       Severability.........................................18
    8.11       Counterparts.........................................18
    8.12       Descriptive Headings.................................18
    8.13       No Third-Party Beneficiaries.........................18
    8.14       Construction.........................................18
    8.15       Form of Payments and Late Payments...................18
    8.16       Governing Law........................................19


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                              TAX MATTERS AGREEMENT
                                 BY AND BETWEEN
                                  GENCORP INC.
                                       AND
                              OMNOVA SOLUTIONS INC.



         THIS TAX MATTERS AGREEMENT (the "Agreement") is made and entered into as of ___________, 1999, by and between GenCorp Inc. ("GenCorp"), an Ohio corporation, and OMNOVA Solutions Inc. ("OMNOVA"), an Ohio corporation, on behalf of themselves and their respective Affiliates.

                                    RECITALS:
                                    --------

         WHEREAS, the Board of Directors of GenCorp has determined that it is appropriate and desirable to separate GenCorp's Decorative & Building Products and Performance Chemicals businesses from its other businesses by means of a series of transactions, including (1) a transfer to OMNOVA of the assets of such businesses in exchange for all the issued and outstanding stock of OMNOVA and other consideration (the "Separation") and (2) a dividend consisting of all the issued and outstanding stock of OMNOVA, on a pro rata basis, to the holders of GenCorp common stock (the "Distribution"), in transactions that will qualify for tax-free treatment for purposes of United States Federal Taxes under Sections 368(a)(1)(D) and 355 of the Code (the Separation, the Distribution and related transactions described in the Ruling Request and in the Ruling being, collectively, the "Spin-off"); and

         WHEREAS, GenCorp and OMNOVA have set forth the principal corporate transactions required to effect the Spin-off, together with the terms of such transactions and related matters, in a Distribution Agreement between GenCorp and OMNOVA, dated as of ___________, 1999 (the Distribution Agreement"); and

         WHEREAS, after the Spin-off. OMNOVA and its Affiliates will cease to be members of the affiliated group (within the meaning of Section 1504(a) of the Code) of which GenCorp is the common parent, effective as of the Distribution Date; and

         WHEREAS, GenCorp and OMNOVA desire to provide for and agree upon (1) the allocation of liabilities for Taxes with respect to the Parties prior to, arising out of, and subsequent to the Spin-off, (2) the preparation and filing of Tax Returns along with the payment of Taxes shown due and payable thereon,
(3) the retention and maintenance of records necessary to prepare and file appropriate Tax Returns and to handle any Tax Contests, as well as the provision for appropriate access to those records by the Parties, (4) the conduct of audits, examinations and proceedings by governmental entities which could result in a redetermination of Taxes of the Parties, (5) the responsibility for any Tax deficiencies and the treatment of refunds of Taxes and Carryovers and Carrybacks of the Parties, (6) the cooperation of the Parties with one another in order to fulfill their duties and responsibilities under this Agreement and under the Code and other applicable Law, and (7) other matters related to Taxes;



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         NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises, covenants and conditions hereinafter contained, the Parties agree as follows:

                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------

         "Affiliate" means any Person that directly or indirectly controls, is under the control of, or is under common control with, the Person in question. "Control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership or voting securities, by contract or otherwise. Except as otherwise provided herein, the term "Affiliate" shall refer to Affiliates of a Person determined immediately after the Distribution Date, provided, however, that, after the Spin-off, GenCorp and OMNOVA (in each case together with the members of their respective Groups) shall not be Affiliates of each another.

         "Adverse Effect Issue" has the meaning set forth in Section 6.06(b).

         "Affected Party" has the meaning set forth in Section 6.06(b).

         "Agreement" has the meaning set forth in the introduction.

         "Carryover" and "Carryback" mean any net operating loss, net capital loss, excess tax credit, or other similar Tax item which may or must be carried forward or back, respectively, from one Tax Period to another under the Code or other applicable Law.

         "Code" means the United States Internal Revenue Code of 1986, as amended, or any successor law.

         "Distribution" has the meaning set forth in the Recitals.

         "Distribution Agreement" has the meaning set forth in the Recitals.

         "Distribution Date" means the effective date of the Distribution as set forth in the Distribution Agreement.

         "Examined Party" has the meaning set forth in Section 6.06(a).

         "Foreign Taxes" means any Taxes imposed or collected by any foreign government, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and "Foreign Tax" means any one of the foregoing Foreign Taxes.

         "GenCorp" has the meaning set forth in the introduction.

         "GenCorp Group" means GenCorp and its Affiliates.



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         "Granting Party" has the meaning set forth in Section 6.02(b).

         "Group" means each of the GenCorp Group and the OMNOVA Group whenever no distinction is otherwise required between them.

         "GSI" has the meaning set forth in Section 7.01.

         "Including" has the meaning set forth in Section 8.14.

         "Indemnification Payment" means a payment subject to Section 5.03.

         "Indemnified Party" and "Indemnifying Party" have the meanings set forth in Section 5.03(b).

         "IRS" means the United States Internal Revenue Service and any successor department, agency or organization of the United States.

         "Joint Contest" means any Tax Contest seeking a redetermination of Taxes which involves or could involve one or more members of the GenCorp Group and the OMNOVA Group.

         "Law" means the law of any governmental entity or political subdivision thereof, other than the Code, relating to any Tax.

         "OMNOVA" has the meaning set forth in the introduction.

         "OMNOVA Group" means OMNOVA and its Affiliates.

         "OMNOVA Group Carryback" has the meaning set forth in Section 4.02(a).

         "Participating Party" has the meaning set forth in Section 6.02(b).

         "Parties" means GenCorp and OMNOVA.

         "Party" means either GenCorp or OMNOVA.

         "Person" means any individual and any partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other business entity formed or operating under United States or foreign law.

         "Post-Distribution Period" means any Tax Period beginning after the Distribution Date and, in the case of any Straddle Period, the portion of such Tax Period ending after the Distribution Date.



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         "Pre-Distribution Period" means any Tax Period ending on or before the
Distribution Date and, in the case of any Straddle Period, the portion of such Tax Period ending on the Distribution Date.

         "Prime Rate" means the prime interest rate published in the Wall Street Journal from time to time.

         "Return" means any return or report of Taxes due, any information return or statement with respect to Taxes, or any other similar report, statement, declaration, or document required to be filed under the Code or other Laws, any claims for refund of Taxes paid, and any amendments or supplements to any of the foregoing.

         "Ruling" means the private letter ruling, dated June 30, 1999, issued by the IRS in reply to the Ruling Request (including any amendment or supplement thereto).

         "Ruling Request" means the private letter ruling request filed by GenCorp with the IRS on February 24, 1999, (as modified or supplemented by any materials submitted to the IRS), seeking rulings that, inter alia, the Spin-off will qualify for Federal income tax purposes for tax-free treatment under Sections 368(a)(1)(D) and 355 of the Code.

         "Separate Contest" means a Tax Contest which involves (i) only GenCorp and members of the GenCorp Group, or (ii) only OMNOVA and members of the OMNOVA Group.

         "Separation" has the meaning set forth in the Recitals.

         "Short Period" means any Tax Period which is based on an accounting period which is shorter than the normal accounting period used for determining such Tax (e.g., in the case of the United States Federal income Tax, any Tax Period of less than one year).

         "Spin-off" has the meaning set forth in the Recitals.

         "Spin-off Taxes" means any Taxes incurred by or imposed on GenCorp or OMNOVA (or their respective Affiliates) resulting from the Spin-off and any disposition of stock or assets undertaken to separate the OMNOVA Group from the GenCorp Group, in accordance with the terms of the Distribution Agreement.

         "State Property Taxes" means State Taxes that are imposed on or with respect to the ownership or use of property or based on the value of property, including ad valorem, real property, personal property (tangible or intangible) and similar Taxes.

         "State Taxes" means all Taxes imposed or collected by any state or local government in the United States (including possessions and territories of the United States), and "State Tax" means any one of the foregoing State Taxes.



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         "Straddle Period" means (i) any Tax Period that begins before and ends after the Distribution Date, (ii) any Short Period that ends on the Distribution Date and (iii) any Short Period that begins on the first day following the Distribution Date.

         "Tax Authority" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax and any governmental department, office or agency (if any) charged with the determination or collection of such Tax for such entity or subdivision.

         "Tax Benefit" means any refund, credit, Carryover, Carryback or other reduction in otherwise required Tax payments. Such term does not include a decrease in any Tax in one Tax Period that results from a Tax Adjustment in another Tax Period, such as an increase in a deduction for depreciation that results from a determination that, in a previous Tax Period, an expenditure is capitalized and not deducted, or an item of gain is recognized.

         "Tax Contest" means an audit, review, examination or any other administrative or judicial proceeding with the purpose or effect of redetermining Taxes of any member of any of the GenCorp Group or the OMNOVA Group for (1) any Pre-Distribution Period, (2) any Straddle Period or (3) any Post-Distribution Period, if such proceeding could result in any Tax Adjustment or Tax Benefit for any Pre-Distribution Period or Straddle Period (without regard to whether such matter was initiated by an appropriate Tax Authority or in response to a claim for a refund of Taxes).

         "Taxes" means all Federal, state, territorial, local, foreign and other net income, gross income, gross receipts, sales, use, value added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, unemployment insurance, workers compensation, social security, excise, severance, stamp, business license, occupation, premium, property, environmental, windfall profits, customs, duties, alternative minimum, estimated or other taxes, fees, premiums, assessments or charges of any kind whatever imposed or collected by any governmental entity or political subdivision thereof, which any member of the GenCorp Group or of the OMNOVA Group is required to pay, collect or withhold, together with any interest and any penalties, additions to Tax or additional amounts with respect thereto, and "Tax" means any one of the foregoing Taxes.

         "Tax Period" means, with respect to any Tax, the period for which the Tax is reported as provided under the Code or other applicable Laws...

         "United States Federal Taxes" means all Taxes imposed or collected by the United States Federal Government, and "United States Federal Tax" means any one of the foregoing United States Federal Taxes.

         "1999 Fiscal Year" has the meaning set forth in Section 3.02(b).


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                                   ARTICLE II
                                   ----------
                          ALLOCATION OF TAX LIABILITIES
                          -----------------------------

         2.01     LIABILITY FOR UNITED STATES FEDERAL TAXES.

                  (a) Subject to Sections 2.04, 2.05, 4.01, and 4.02, GenCorp shall be liable for, and shall indemnify and hold the OMNOVA Group harmless from:

                       (1) any United States Federal Taxes imposed on GenCorp, OMNOVA and all members of their respective Groups for any Pre-Distribution Period and

                       (2) any United States Federal Taxes imposed on any members of the GenCorp Group for any Post-Distribution Period.

                  (b)    Subject to Sections 2.04, 2.05, 4.01, and 4.02,
OMNOVA shall be liable for, and shall indemnify and hold the GenCorp Group harmless from all United States Federal Taxes imposed on any members of the OMNOVA Group for any Post-Distribution Period.

         2.02     LIABILITY FOR STATE TAXES.

                  (a)    Subject to Sections 2.04, 2.05,  4.01, 4.02, and 7.01,
GenCorp shall be liable for, and shall indemnify and hold the OMNOVA Group harmless from:

                       (1) any State Taxes imposed on GenCorp or OMNOVA and all members of their respective Groups for any Pre-Distribution Period (except as provided in Section 2.02(b)(1)) and

                       (2) any State Taxes imposed on any members of the GenCorp Group for any Post-Distribution Period.

                  (b)    Subject to Sections 2.04, 2.05,  4.01,  4.02, and 7.01,
OMNOVA shall be liable for, and shall indemnify and hold the GenCorp Group harmless from:

                       (1) any State Property Taxes imposed on GenCorp or OMNOVA and all members of their respective groups for any Pre-Distribution Period, to the extent such State Property Taxes are imposed on or with respect to the ownership or use, or are based on the value, of property principally used by any member of the OMNOVA Group before the Spin-off or immediately thereafter (including all property transferred, directly or indirectly, to any member of the OMNOVA Group in the Spin-off).

                       (2)   any  State  Taxes   imposed  on  any  members  of
the OMNOVA Group for any Post-Distribution Period...



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         2.03 LIABILITY FOR FOREIGN TAXES.

                  (a)    Subject to Sections  2.04,  2.05,  4.01,  and 4.02,
GenCorp shall be liable for, and shall indemnify and hold the OMNOVA Group harmless from:

                       (1) any Foreign Taxes imposed on GenCorp, OMNOVA or their respective Groups for any Pre-Distribution Period and

                       (2) any Foreign Taxes imposed on the GenCorp Group for any Post-Distribution Period.

                  (b)    Subject to Sections 2.04,  2.05,  4.01, and 4.02,
OMNOVA shall be liable for, and shall indemnify and hold the GenCorp Group harmless from all Foreign Taxes imposed on the OMNOVA Group for any Post-Distribution Period.

         2.04 SPIN-OFF TAXES. Except as otherwise provided in Section 5.02 of the Distribution Agreement, GenCorp shall be liable for, and shall indemnify and hold the OMNOVA Group harmless from all Spin-off Taxes.

         2.05 METHOD OF ALLOCATING TAXES FOR STRADDLE PERIODS.

                  (a) To the extent required or allowed by applicable law, the Parties shall apportion their respective liabilities for Taxes relating to a Straddle Period that begins before and ends after the Distribution Date in accordance with an actual or hypothetical closing of the books on the Distribution Date in the case of income Taxes or other Taxes based on actual events and activities of such Party.

                  (b) Except as provided in Section 2.05(a), Taxes for any Straddle Period, with respect to any member of the GenCorp Group and the OMNOVA Group shall be apportioned between Pre-Distribution and Post-Distribution Periods as follows: First, Taxes for Tax Periods or portions thereof ending on the last day of the calendar month preceding the Distribution Date (such date is hereinafter referred to as the "Cutoff Date") shall be based on actual events and activities through the Cutoff Date and in accordance with past accounting practices. Second, Taxes for the period from the Cutoff Date through the Distribution Date shall be computed by prorating the activities of the calendar month which includes the Distribution Date on a daily pro rata basis. Notwithstanding the foregoing provisions of this Section 2.05(b), (i) depreciation, amortization and depletion for any Straddle Period shall be apportioned on a daily pro rata basis and (ii) extraordinary items not arising in the ordinary course of business shall be apportioned to the Tax Period in which the event giving rise to such item occurs.

                  (c) For purposes of this Agreement, franchise Taxes shall be allocated to the Periods in which the items with respect to which the Tax is imposed occur, regardless of whether the Tax is imposed with respect to one or more other Periods.



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                  (d) For purposes of this Agreement, any taxes computed on a unitary method shall be allocated between the members of the GenCorp
Group and the OMNOVA Group consistent with past accounting practice and consistent with applicable law.

         2.06 TAX ACCOUNTING PRACTICES. Any Straddle Period Returns prepared by any member of the GenCorp Group or the OMNOVA Group shall be filed in accordance with past Tax accounting practices used with respect to the Tax Returns in question, and to the extent any items are not covered by past practices, in accordance with reasonable Tax accounting practices selected by GenCorp or OMNOVA, as the case may be (except that accounting elections and determinations shall be made by each Party, where reasonably possible, in a manner that minimizes the net Tax incurred by the other Party and its Affiliates). In the event any member of the GenCorp Group or the OMNOVA Group files Tax Returns for Straddle Periods that are inconsistent with such past Tax accounting practices, then, notwithstanding any provision of this Agreement to the contrary, in addition to any other remedies available, the other Party shall only be responsible for the amount of Taxes it would owe if such Tax Returns had been consistent with such past Tax accounting practices. The Parties shall consult regarding any such proposed changes in accounting methods and attempt in good faith to agree as to procedures to be followed and the amount of any indemnity hereunder.

                                   ARTICLE III
                                   -----------
                      PREPARATION AND FILING OF TAX RETURNS
                      -------------------------------------

         3.01 GENERAL Except as otherwise provided in this Article III, Tax Returns shall be prepared and filed by the Person liable for the Tax reported on such Tax Return, or otherwise obligated to file such Return, under the Code or other applicable Law. Schedule 3.01 sets forth the United States Federal and State Tax Returns relating to income Taxes to be filed under this provision and the Person responsible for filing each such Return. Without limiting the foregoing, in accordance with Article VI, the Person responsible for filing such a Return shall also be responsible for responding to any revenue agent request or any other formal or informal request for information or otherwise relating to such Return by the IRS or any other applicable Tax Authority. The Parties shall render assistance and cooperate with one another in accordance with the terms of the Distribution Agreement.

         3.02 CONSOLIDATED, COMBINED AND JOINT RETURNS.

                  (a) Any Tax Returns for United States Federal Taxes imposed for any Pre-Distribution Period which reflect Taxes for which any member of the GenCorp Group has liability under Article II (including, without limitation, GenCorp's consolidated Federal income Tax Return for the Tax Period in which the Distribution occurs) shall be prepared by and filed by GenCorp. In furtherance of, and not by limitation of, the cooperation and assistance required by the terms of the Distribution Agreement, OMNOVA shall, in connection with any Tax Return for United States Federal income Taxes for any Pre-Distribution Period filed after the Distribution Date for which GenCorp has filing responsibility under this Agreement and which reflects income or transactions attributable to the OMNOVA Group, provide GenCorp with (i) true and correct separate Federal income Tax Returns for the OMNOVA Group, together with


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all accompanying work papers and other computations of separate
Federal income Tax liability for the OMNOVA Group; (ii) a true and correct reconciliation of book income to Federal taxable income for the OMNOVA Group, and (iii) any other information or documentation reasonably requested by GenCorp in connection with such Tax Return; provided, however, that the Parties shall consult regarding the type and extent of the information required by GenCorp hereunder.

                  (b) With respect to the Period ending on November 30, 1999, or, where applicable to any Group member, the corresponding 52-53 week Period (the "1999 Fiscal Year"), OMNOVA hereby agrees to provide GenCorp with all such Returns, work papers and computations relating to Federal Taxes on or before May 15, 2000, and with all such Returns, work papers and computations relating to State Taxes on or before on or before June 15, 2000.

                  (c) If, without reasonable cause, OMNOVA fails to provide any information required by this Section 3.02 within the time frame specified herein, GenCorp may file the applicable Returns based on the information available at the time such Returns are due and OMNOVA shall be liable for, and shall indemnify GenCorp from, any interest or penalties relating to Taxes, additions to Tax or other costs imposed on GenCorp as a result of OMNOVA's failure to provide such information; provided, however, that in no event will OMNOVA be liable to reimburse GenCorp for or indemnify GenCorp against any increase in tax liability (excluding interest, penalties, additions to tax and the like) resulting from such information. The Parties shall attempt in good faith to reach agreement regarding the information to be provided by OMNOVA to GenCorp and the time such information is needed.

                  (d) Any Tax Returns for State Taxes for any Pre-Distribution Period which reflect Taxes for which the GenCorp Group has liability under Article II, shall be prepared and filed by GenCorp. Sections 3.02(a) and 3.02(c) shall apply mutatis mutandis to all State Tax Returns for any Pre-Distribution Period that GenCorp must prepare and/or file under this Agreement that is measured by income and that includes any income or transactions attributable to OMNOVA or any member of the OMNOVA Group.

                  (e) Any Tax Returns for Foreign Taxes for any Pre-Distribution Period which reflect Taxes for which the GenCorp Group has liability under Article II, shall be prepared and filed by GenCorp. Any Tax Returns for Foreign Taxes for any Post-Distribution Period (including any such Straddle Period) which reflect Taxes for which the OMNOVA Group has liability under Article II, shall be prepared and filed by OMNOVA. For any Straddle Period Tax Returns prepared and filed by OMNOVA, the liability for Taxes reflected on such Tax Return will be divided between the Pre-Distribution Period and the Post-Distribution Period in accordance with Section 2.05.

         3.03 RIGHT TO REVIEW RETURNS. Upon the request of either Party, the other Party shall make available for inspection and copying all Tax Returns (and related work papers) with respect to Taxes to the extent that (i) such Return relates to Taxes for which the requesting Party may be liable under this Agreement, (ii) such Return relates to Taxes for which the requesting Party may have a claim for Tax Benefits hereunder, or (iii) the requesting Party reasonably determines that it must inspect such Return to confirm any Person's compliance with the terms



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

of this Agreement. The Parties shall attempt in good faith to resolve any issues arising out of the review of such Returns.

                                   ARTICLE IV
                                   ----------
                           TAX REFUNDS AND CARRYOVERS
                           --------------------------

         4.01 REFUNDS. Except as provided in Section 4.02, any refund of any Taxes for any Pre-Distribution Period shall belong to GenCorp. In the event OMNOVA or any of its Affiliates receives a refund for any Pre-Distribution Period, the Person receiving such refund shall immediately remit such refund to GenCorp. A refund includes the application of an amount otherwise refundable as a reduction of amounts owed or to be owed notwithstanding that no cash is transferred.

         4.02 CARRYBACKS OR CLAIMS FOR REFUND.

                  (a) At the request of OMNOVA and at OMNOVA's expense, GenCorp or one of its Affiliates will file one or more claims for refund (including any tentative carryback or refund adjustment under Section 6411 of the Code) of Taxes with respect to any Pre-Distribution Period resulting from any Carryback generated by any member of the OMNOVA Group from a Post-Distribution Period ("OMNOVA Group Carryback"), provided (subject to
Section 4.02(b)) that such refund does not result in any increase in the liability of any member of GenCorp's Group for Taxes for any Tax Period. In the event GenCorp or one of its Affiliates receives a refund for any Pre-Distribution Period resulting from any OMNOVA Group Carryback from a Post-Distribution Period, GenCorp shall immediately remit such refund to OMNOVA.

                  (b) In the event GenCorp or one of its Affiliates files one or more claims for refund (including any tentative carryback or refund adjustment under Section 6411 of the Code) of Taxes with respect to any Pre-Distribution Period resulting from any OMNOVA Group Carryback from a Post-Distribution Period that results in any increase in the liability of any member of GenCorp's Group for Taxes for any Tax Period, GenCorp or any of its Affiliates shall be entitled to retain that portion of the refund that exactly offsets the additional Taxes for which it becomes liable as a result of filing the refund claim, and the balance of such refund shall be refunded immediately to OMNOVA. To the extent the increased liability for Taxes of GenCorp or any of its Affiliates with respect to any Pre-Distribution Period resulting from any OMNOVA Group Carryback from a Post-Distribution Period is reversed for any Tax Period, the amount of any Tax Benefit resulting from such reversal shall be paid immediately to OMNOVA on the date when the Return is filed for the year in which the Tax Benefit arises or, if such return has already been filed, then immediately after GenCorp or any of its Affiliates receives a payment reflecting the Tax Benefit in question. Similarly, to the extent the increased liability for Taxes of GenCorp or any of its Affiliates with respect to any Pre-Distribution Period resulting from any OMNOVA Group Carryback from a Post-Distribution Period for any Period arises after the refund has been paid to OMNOVA, GenCorp shall inform OMNOVA of the amount of such increase, and OMNOVA shall pay the amount of such increase to GenCorp promptly. Procedures similar to those in Section 5.03 shall apply. All computations under this Section 4.02


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

shall be adjusted to take into account interest payable by or to GenCorp, and any Tax Benefit resulting therefrom.

         4.03 CARRYOVERS FROM PRE-DISTRIBUTION PERIODS TO POST-DISTRIBUTION PERIODS.

                  (a) If GenCorp or any of its Affiliates (determined for this purpose as of immediately before the Distribution Date) is entitled to carry over any Tax Benefit from a Pre-Distribution Period to a Post-Distribution Period, and if the proper person to claim such Tax Benefit is a member of the OMNOVA Group, OMNOVA or such member shall, upon request of GenCorp and at GenCorp's expense, file any return or report reasonably requested by GenCorp in a manner that claims such Tax Benefit and shall pay the full amount of such Tax Benefit to GenCorp promptly upon receipt, provided (subject to Section 4.03(b)) that such Tax Benefit does not result in any increase in the liability of any member of the OMNOVA Group for Taxes for any Tax Period.

                  (b) If OMNOVA or any of its Affiliates claims a carryover of a Tax Benefit described in Section 4.03(a) that results in any increase in the liability of any member of the OMNOVA Group for Taxes for any Tax Period, the provisions of Section 4.02(b) shall apply, mutatis mutandis, to OMNOVA's obligation to refund such Tax Benefit to GenCorp.

         4.04 STATE TAX CREDITS. Notwithstanding any other provision of this Agreement, the Parties shall consult and shall attempt in good faith to agree concerning the allocation between them of credits for State Taxes.

                                    ARTICLE V
                                    ---------
                                  TAX PAYMENTS
                                  ------------

         5.01 PAYMENT OF CONSOLIDATED UNITED STATES FEDERAL TAXES FOR PRE-DISTRIBUTION PERIODS. GenCorp shall pay all Taxes due, be entitled to the benefit of all overpayments of estimated income tax, and, except as provided in
Section 4.02, shall receive all refunds in connection with, the filing of GenCorp's Tax Returns relating to U.S. Federal Taxes for all Pre-Distribution Periods, including GenCorp's consolidated Federal income Tax Return for the 1999 Fiscal Year.

         5.02 PAYMENT OF STATE AND FOREIGN TAXES FOR WHICH GENCORP HAS FILING RESPONSIBILITY. GenCorp shall pay to the appropriate Tax Authority all State and Foreign Taxes for Tax Returns with respect to which GenCorp (or another member of the GenCorp Group) has filing responsibility pursuant to Article III.

         5.03 INDEMNIFICATION PAYMENTS.

                  (a) The Parties shall attempt to agree upon procedures for the payment of indemnities under this Agreement. In the absence of any such Agreement, the procedures set forth in paragraph (b) shall be followed.

                  (b) Upon payment of any Taxes with respect to which either Party is entitled to receive indemnification hereunder, such member (the "Indemnified Party") shall send to the other Party (the "Indemnifying Party") an invoice accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. The Indemnifying Party (or such one or more members of the Indemnifying Party's Group as it shall nominate) shall remit payment for Taxes for which the Indemnifying Party is liable for indemnification hereunder to the Indemnified Party (or such one or more members of the Indemnified Party's Group as it shall nominate) within 30 days of receipt of such invoice, evidence of payment and statement, or at any earlier time identified by the Indemnifying Party. Notwithstanding any provision in this Agreement to the contrary, to the extent the Indemnified Party receives a refund of Taxes for which it has been indemnified, it shall remit the refund to the Indemnifying Party (or such one or more members of the Indemnifying Party's Group as it shall nominate) immediately. The amount of any payment under this Section 5.03 that is attributable to interest paid to a Tax Authority shall be adjusted to take into account the Tax Benefit resulting therefrom.

         5.04 TAX TREATMENT OF TAX AND INDEMNIFICATION PAYMENTS. The Parties agree that, in the absence of any change in law, any Tax or indemnification payments made under this Agreement or the Distribution Agreement (including payments made under Sections 2.04, 4.01, 4.02, 4.03, and 5.03) shall be reported for Tax purposes by the payor and the recipient as capital contributions or dividends, as appropriate, relating back to the period beginning before the Distribution Date. The Parties will file their respective Tax Returns on this basis, unless agreed otherwise in writing by the Indemnified Party and the Indemnifying Party.

                                   ARTICLE VI
                                   ----------
                             TAX AUDITS AND APPEALS
                             ----------------------

         6.01 NOTICE. Each Party shall provide prompt notice to the other
Party of any pending or threatened Tax Contest of which it becomes aware relating to Taxes for Tax Periods for which it is indemnified by the other Party. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice or other document received from any Tax Authority in respect of any such matter. If either Party has knowledge of an asserted Tax liability with respect to a matter for which it is to be indemnified hereunder and such Party fails to give the Indemnifying Party notice of such asserted Tax liability within 30 days after it has received written notice thereof, then, unless such failure has no material adverse effect upon the Indemnifying Party's ability to participate in the Tax Contest, the Indemnifying Party shall have no obligation to indemnify the Indemnified Party for any Taxes arising out of such asserted Tax liability.

         6.02 CONTROL OF AUDITS AND APPEALS.

                  (a) SEPARATE CONTESTS. Any Separate Contest shall be controlled solely by the Party involved in the Tax Contest.

                  (b) JOINT CONTESTS. With respect to any Joint Contest, the Party that filed the Return shall control the proceeding. The personnel and outside advisers (including counsel) of the Party not controlling the proceeding may participate, at the expense of such Party, in the proceeding to the extent such proceeding relates to items or adjustments for which such Party may incur indemnity liability under this Agreement. Such participation shall be reflected by the grant of appropriate powers of attorney. The Party granting such power of attorney (the "Granting Party") shall have the right to revoke the power of attorney if the Granting Party reasonably determines that the actions or failure to act on the part of the other Person (the "Participating Party") in the proceeding has resulted, or can be reasonably expected to result, in the hindrance or delay of any resolution or settlement of the proceeding. In the event the Participating Party fails to participate timely and fully in any proceeding to the extent to which such proceeding relates to items or adjustments for which the Participating Party has indemnity liability under this Agreement, the Participating Party shall be liable for, in addition to all Taxes for which the Participating Party shall be liable under this Agreement, any and all costs imposed on, or incurred by, the Granting Party as a result of the Participating Party's failure to participate. The revocation of any power of attorney under this Section 6.02 shall in no way limit the Participating Party's indemnity liability under this Agreement.

         6.03     CONSENT TO SETTLEMENTS.

                  (a) Subject to Sections 6.03(b) and (c), neither Party shall agree to any Tax liability or compromise any Tax claim in a Joint Contest for the account of any member of the other Group without the consent of such other Party, which consent shall not be withheld unreasonably. Decisions regarding settlement of a Joint Contest shall be made jointly by the Parties and their respective representatives.

                  (b) If GenCorp refuses to accept a settlement proposal in a Joint Contest that OMNOVA wishes to accept, then the contest shall continue, and (i) OMNOVA's liability to GenCorp with respect to such adjustment shall be determined as if the settlement proposal had been accepted; (ii) GenCorp shall indemnify OMNOVA from and against any Taxes resulting from an outcome of the contest less favorable than the settlement and any other costs resulting from the continuation of the contest, and (iii) GenCorp shall be entitled to all benefits resulting from any outcome of the contest that is more favorable than the settlement (less any costs to OMNOVA, against which GenCorp shall indemnify OMNOVA).

                  (c) If OMNOVA refuses to accept a settlement proposal in a Joint Contest that GenCorp wishes to accept, then the contest shall continue and (i) GenCorp's liability to OMNOVA with respect to such adjustment shall be determined as if the settlement proposal had been accepted, (ii) OMNOVA shall indemnify GenCorp from and against any Taxes resulting from an outcome of the contest less favorable than the settlement and any other costs resulting from the continuation of the contest, and (iii) OMNOVA shall be entitled to all benefits resulting from any outcome of the contest that is more favorable than the settlement (less any costs to GenCorp, against which OMNOVA shall indemnify GenCorp).

         6.04 INFORMATION. Each Party shall provide the other Party with information pertaining to any increase or decrease in its Taxes that might affect the liability for Taxes of the other Party for any Period. In addition, upon reasonable request, each Party shall provide information to the other Party regarding the Tax treatment of any item.

         6.05 EXPENSES. Each Party shall bear its own Group's expenses incurred in connection with any Tax Contest.

         6.06 ADVERSE EFFECT ISSUES

                  (a) The procedures set forth in Sections 6.06(c) through 6.06(f) shall apply if -

                         (i)    in an  examination  of a Federal income Tax
Return of one of the Parties or any member of its Group (the "Examined Party"), the IRS raises one or more Adverse Effect Issues, or

                         (ii)   the Examined Party (whether or not in the
course of any audit, examination or other proceeding relating to the determination of its liability for Federal income Taxes) files an amended Federal income Tax Return or claim for refund of Federal income Taxes or otherwise takes a position with the IRS inconsistent with a Federal income Tax Return already filed, if such amended Federal income Tax Return, claim or position is likely, itself or in combination with other issues, to be an Adverse Effect Issue.

                  (b) One or more issues are "Adverse Effect Issues" if, in the reasonable judgment of the Examined Party, the aggregate effect of all such issues with respect to the Periods within an examination cycle or similar proceeding of the Examined Party is significantly likely to increase the liability for Federal income Taxes (less interest) of the Party that is not the Examined Party and the members of its Group (the "Affected Party") by at least $250,000. Only for purposes of determining whether an issue is an Adverse Effect Issue, the amount of such increase in liability for Federal income Taxes shall be measured under the following principles:

                        (i) All increases (less any offsetting decreases resulting from the same or a related item) in the Affected Party's liability for Federal income Tax likely to result from such Adverse Effect Issue for all Periods shall be taken into account, provided, however, that any decrease in liability for Federal income Tax that may result from the sale or disposition of property not expected to be sold or disposed of (for example, stock of an operating subsidiary), or similar items, shall not be taken into account.

                        (ii) Computations of liability for Federal income Tax shall be based on the highest marginal rate of Federal income Tax applicable to the Affected Party for each of the Periods involved.

                        (iii) There shall be taken into account only increases in liability for Federal income Tax as compared with the return position taken by the Affected Party.

                  (c) In each case, the Parties shall use their reasonable best efforts to identify issues that are, or in combination with other issues could become, Adverse Effect Issues.

                         (i)    Promptly upon becoming aware that any
Adverse Effect Issue has been raised as described in Section 6.06(a)(i), the Examined Party shall provide notice of such event to the Affected Party. Such notice shall include a description of the Adverse Effect Issue, a computation (as described in Section 6.06(b)(ii)) showing the expected increase in the Affected Party's liability for Federal income Tax resulting therefrom, and copies of all correspondence between the Examined Party and the IRS (including information document requests, responses thereto and notices of proposed adjustment).

                        (ii)   No less than 30 days before filing any
amended return or claim for refund or taking any action described in Section 6.06(a)(ii), the Examined Party shall (x) provide notice to the Affected Party (such Notice to include the information and material listed with respect to the notice provided in Section 6.06(c)(i) and copies of all amended returns, claims for refund or other documents proposed to be filed with the IRS with respect to such Adverse Effect Issue) and (y) consult with the Affected Party regarding such action.

                  (d) Within 30 days after the notice provided in Section 6.06(c)(i) or Section 6.06(c)(ii), the Affected Party may notify the Examined Party that the Affected Party wishes to participate in proceedings relating to the disposition of any or all of the Adverse Effect Issues. If the Affected Party provides such notice, the procedures for Joint Contest set forth in
Section 6.02(b) shall apply, with the Examined Party being in control of the proceeding. Provided, however, that (i) if the Affected Party does not provide such notice within such time period, the proceeding shall continue without participation of the Affected Party and without regard to Sections 6.06(e) and 6.06(f), and (ii) the Affected Party's right to participate in the proceedings shall terminate if the Examined Party makes a reasonable determination, after consultation with the Affected Party, that, notwithstanding the Adverse Effect Items, the total net increase in the Affected Party's liability for Taxes (determined as set forth in Section 6.06(b)) from all adjustments relating to the Period or Periods in the examination cycle or similar proceeding is less than the amount set forth in Section 6.06(b).

                  (e) Subject to Section 6.06(f), the Examined Party shall settle any Adverse Effect Issue with the IRS only with the prior consent of the Affected Party. The Parties shall attempt in good faith to agree as to the terms of a proposed settlement. If the Parties are unable to agree, the procedures set forth in Section 6.03(b) or Section 6.03(c), as the case may be, shall apply to such Adverse Effect Issue.

                  (f) Notwithstanding Section 6.06(e), the Examined Party may settle with the IRS any Adverse Effect Issue without consent of the Affected Party, if, after consultation with the Affected Party, the Examined Party reasonably determines that (i) a settlement of such Adverse Effect Issue is desirable to the Examined Party; (ii) in light of all the circumstances (including the likelihood of various positions of the Parties being sustained in further proceedings, the cost of such proceedings and the impact of settlement on other issues), the overall terms of the settlement do not discriminate against the Affected Party; and (iii) other issues (which may or may not be Adverse Effect Issues) will be settled, and it is not practical to settle such other issues on the proposed terms without a settlement of the Adverse Effect Issue. Before determining that a proposed settlement of other issues is not practical without a settlement of the Adverse Effect Issue, the Examined Party will use its reasonable best efforts to secure a settlement of the other issues while leaving the Adverse Effect Issue open for further proceedings (for example, by entering into an agreement on IRS Form 870AD or similar form to close proceedings relating to one or more Periods but reserving the Adverse Effect Issue for further proceedings).

                                   ARTICLE VII
                                   -----------
               SPECIAL RULES PERTAINING TO GENCORP SERVICES, INC.
               --------------------------------------------------

         7.01 LIABILITY FOR STATE TAXES. Notwithstanding Section 2.02(b), OMNOVA shall be responsible for, and shall indemnify GenCorp against, (a) all liabilities for State Taxes of GenCorp Services, Inc., a Ohio corporation ("GSI"), and (b) any liability to GSI or to any member of the GenCorp Group for adjustments to State Taxes resulting from transactions or arrangements between GSI and any other member of the GenCorp Group or the OMNOVA Group. Such liabilities for any Straddle Year in jurisdictions using the unitary method shall be determined in accordance with Section 2.05(d).

         7.02 GSI TAX RETURNS.Notwithstanding Sections 3.01 and 3.02, OMNOVA shall file all State Tax Returns for GSI, with the exception of unitary returns set forth on Schedule 3.01, and any tax audit or other proceeding pertaining to any State Tax of GSI shall be a Separate Contest of the OMNOVA Group. GenCorp shall provide notice to OMNOVA of any issue raised by a Tax Authority that could reasonably result in the application of this Article VIII.

                                  ARTICLE VIII
                                  ------------
                              MISCELLANEOUS MATTERS
                              ---------------------

         8.01 AMENDMENT AND WAIVER. This Agreement shall not be amended or modified in any manner whatsoever except by a writing executed by each of the Parties. No failure by either Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         8.02 TAX ALLOCATION AGREEMENTS, ETC. Immediately prior to the Distribution, GenCorp shall cause any and all tax allocation, tax sharing and similar agreements or arrangements existing between GenCorp and all members of the OMNOVA Group to be terminated as of the Distribution Date, and shall cause any amounts due under such agreements or arrangements to be settled in the manner agreed to by the Parties prior to the Distribution Date. Upon such termination and settlement, no further payments made by one Party to the other with respect to such agreements or arrangements shall be made, and all other rights and obligations resulting from such agreements or arrangements between the Parties shall cease as of such time. This Agreement shall supercede any such agreements or arrangements.

         8.03 ENTIRE AGREEMENT; INCONSISTENT PROVISIONS; OTHER AGREEMENTS. The Parties agree that the Distribution Agreement, this Agreement and the other Ancillary Agreements (as that term is defined in the Distribution Agreement) constitutes the entire agreement between them in respect of the subject matter of this Agreement, and that, in the event of a conflict or other inconsistency between any provision or term of this Agreement and any other agreement, including any provision or term of the Distribution Agreement, then insofar as such matter relates to Taxes, this Agreement shall prevail.

         8.04 AFFILIATE OBLIGATIONS. To the extent that the provisions of this Agreement pertain to an Affiliate of GenCorp or OMNOVA, GenCorp and OMNOVA hereby respectively agree that they shall cause such Affiliate to carry out the terms of this Agreement.

         8.05 FURTHER ACTION. The Parties shall execute and deliver all documents, provide all information, and take or refrain from taking any action as may be necessary or appropriate to achieve the purposes of this Agreement. Without limiting the preceding sentence, the members of each Group shall provide the members of the other Group with such powers of attorney or other authorizing documentation as is reasonably necessary to empower then to execute and file Tax Returns they are responsible for hereunder, file claims for refunds and equivalent claims for Taxes for which they are responsible, and contest, settle and resolve any Tax Contests that they control under Article VII.

         8.06 TIME FOR NOTICE. Notice of any indemnification claim under this Agreement must be received by the Party against which such claim is made no later than 30 days from the date on which the Taxes to which such claim relates have been paid.

         8.07 NOTICES. All notices, demands and other communications which may or are required to be given to or made by either party to the other in connection with this Agreement shall be in writing (including telex, fax or other similar writing) and shall be deemed to have been duly given or made: (a) if sent by registered or certified mail, five days after the posting thereof with first class postage attached, (b) if sent by hand or overnight delivery, upon the delivery thereof and (c) if sent by telex or fax, upon confirmation of receipt of such telex or fax, in each case addressed to the respective parties as follows:

         GenCorp:          GenCorp Inc.
                           Highway 50 & Aerojet Road
                           Rancho Cordova, CA    95670
                           Attn:  Secretary

         OMNOVA:           OMNOVA Solutions Inc.
                           175 Ghent Road
                           Fairlawn, Ohio 44333
                           Attn:  Secretary

or to such other address and to the attention of such other persons as either party hereto may specify from time to time by notice to the other party.

         8.08 SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (other than by merger or pursuant to a sale of all or substantially all of a party's assets to one Person) by either of the parties hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that no such assignment shall relieve the assigning party of any liabilities or obligations hereunder. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

         8.09 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the court making the determination of invalidity or unenforceability shall have the power to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         8.10 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement.

         8.11 DESCRIPTIVE HEADINGS. The Table of Contents and Article and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

         8.12 NO THIRD-PARTY BENEFICIARIES. Except as provided in Article V hereto nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any Person any legal or equitable right, remedy, claim or other benefit under or by reason of this Agreement.

         8.13 CONSTRUCTION. It is acknowledged by OMNOVA and GenCorp that this Agreement has undergone several drafts with the negotiated suggestions of each and, therefore, no presumptions shall arise favoring either party by virtue of the authorship of any provision of this Agreement.

         8.14 FORM OF PAYMENTS AND LATE PAYMENTS. Any payments owed by any member of either Group to any member of the other Group under this Agreement shall be made in the currency in which the Tax to which such payment relates is assessed by the Tax Authority, and shall be paid in immediately available funds and in such other manner as the Person to whom such payment is owed may reasonably request. Any payments required by this Agreement that are not made when due shall bear interest at the Prime Rate from the due date of the payment to the date paid.

         8.15 GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF OHIO.


         IN WITNESS WHEREOF, the Agreement has been duly executed as of the day and year first above written.

                                       GENCORP INC.

                                       By ___________________________
                                       Name:   [---------------------]
                                       Title:  [---------------------]
Attest:


____________________________
         Secretary
                                       OMNOVA SOLUTIONS INC..

                                       By ___________________________
                                       Name:   [---------------------]
                                       Title:  [---------------------]
Attest:


____________________________
         Secretary